UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THESECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2006

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-114041                                                              20-0645710
(Commission File Number)                                                 (IRS Employer Identification No.)

185 PLATTE CLAY WAY
KEARNEY, MISSOURI                                                          64060
(Address of Principal Executive Offices)                                                 (Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

Ply Gem Industries, Inc. (“Ply Gem”) is providing the historical financial statements attached as an exhibit hereto for Alcoa Home Exteriors, Inc. (“AHE”) in the process of its previously announced marketing of its $175.0 million incremental first lien term loan and its $117.0 million second lien term loan.

The financial statements filed as an exhibit hereto are for Regulation FD Disclosure only. The financial statements required by S-X Rule 3-05(b) which Ply Gem will file pursuant to Item 2.01 of Form 8-K, will be adjusted to change the inventory method from first-in, first-out (“FIFO”) to last-in, first-out (“LIFO”).

AHE’s Net income for the twelve months ended December 31, 2005 was $16.0 million, and the Pro Forma Adjusted EBITDA for the twelve months ended December 31, 2005 was $37.8 million. A reconciliation of AHE’s Net Income to Pro Forma Adjusted EBITDA is set forth below (in millions):

AHE Pro Forma Adjusted EBITDA:
Net income	$ 16.0
Provision for income taxes	10.0
Provision for depreciation	6.2
Provision for amortization	0.6
Net loss on metal derivative contract	2.1
Restructuring charge	0.9
AHE Adjusted EBITDA	35.8

Pro forma Adjustments:
Logistics - metal contract termination fee	1.9
Non-cash Stock Option issuance	0.4
Credits and Sales Accrued
(Decking & Injection Mold inventory write-off)	2.0
Hurricane Impact	(1.5)
Manufacturing Costs (natural gas hedge)	(1.3)
Warranty accrual adjustment	0.5

AHE Pro Forma Adjusted EBITDA	$37.8

Note: AHE's Audited Financial statements were prepared as if the Company had adopted the first-in, first-out method of accounting for its inventories on January 1, 2003.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Preliminary Financial Statements of AHE as of December 31, 2005 and for the years ended December 31, 2005, 2004 and 2003

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 10, 2006

PLY GEM HOLDINGS, INC.

By:  /s/ Shawn K. Poe

Name: Shawn K. Poe
                                    Title: Vice President, Chief Financial Officer,
                                            Treasurer and Secretary